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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ILLUMINET HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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
               Delaware                                              36-4042177
(State of incorporation or organization)                  (I.R.S. Employer Identification No.)
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P.O. Box 2909, 4501 Intelco Loop, S.E., Lacey, Washington              98503
(Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

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
         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered
         -------------------                     ------------------------------
           Not Applicable                                Not Applicable
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        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates:

                                    333-85779
                                 (if applicable)


        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share

                    Right To Purchase Series B Participating

                          Cumulative Preference Stock

                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           This registration statement relates to the common stock, $.01 par value per share, and the right to purchase Series B Participating Cumulative Preference Stock of Illuminet Holdings, Inc. With respect to the common stock and the right to purchase Series B Participating Cumulative Preference Stock, reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by Illuminet Holdings, Inc. with the Securities and Exchange Commission, as amended (Registration No. 333-85779), which information is incorporated herein by reference.

ITEM 2.    EXHIBITS.

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
        1 Registration Statement on Form S-1, filed by Illuminet Holdings, Inc. with the Securities and Exchange Commission on August 23, 1999 (Registration No. 333-85779), as amended by Amendment No. 1 thereto, filed with the Securities and Exchange Commission on the date hereof (as so amended, the "Form S-1 Registration Statement").

        2 Certificate of Incorporation of Illuminet Holdings, Inc. as currently in effect (incorporated herein by reference to Exhibit
               3.1 to the Form S-1 Registration Statement).

        3 Form of Amendment to Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

        4 By-Laws of Illuminet Holdings, Inc., as amended (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

        5 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement).


        6 Rights Agreement, dated as of November 20, 1998, by and between Illuminet Holdings, Inc. and UMB Bank, N.A., as Rights Agent, as amended in August 2, 1999, and Form of Amendment No. 2 to Rights Agreement to be executed on the date of effectiveness of this Registration Statement (incorporated herein by reference to Exhibits 4.3 and 4.4 to the Form S-1 Registration Statement).


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             ILLUMINET HOLDINGS, INC.

                                             By:________________________________
                                             Roger H. Moore, President and
                                             Chief Executive Officer
                                             (Duly authorized representative)
Date:  ____________________, 1999



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EXHIBITS.

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
        1 Registration Statement on Form S-1, filed by Illuminet Holdings, Inc. with the Securities and Exchange Commission on August 23, 1999 (Registration No. 333-85779), as amended by Amendment No. 1 thereto, filed with the Securities and Exchange Commission on the date hereof (as so amended, the "Form S-1 Registration Statement").

        2 Certificate of Incorporation of Illuminet Holdings, Inc. as currently in effect (incorporated herein by reference to Exhibit
               3.1 to the Form S-1 Registration Statement).

        3 Form of Amendment to Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

        4 By-Laws of Illuminet Holdings, Inc., as amended (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

        5 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement).

        6 Rights Agreement, dated as of November 20, 1998, by and between Illuminet Holdings, Inc. and UMB Bank, N.A., as Rights Agent, as amended in August 2, 1999, and Form of Amendment No. 2 to Rights Agreement to be executed on the date of effectiveness of this Registration Statement (incorporated herein by reference to Exhibits 4.3 and 4.4 to the Form S-1 Registration Statement).

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